Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(191,572,290)
Unrealized Gain (Loss) on Market Value of Futures	(24,202,770)
Dividend Income	5,233
Interest Income	25,199
ETF Transaction Fees	32,000
Total Income (Loss)	$(215,712,628)

Expenses
General Partner Management Fees	$403,300
Brokerage Commissions	178,062
Professional Fees	16,143
NYMEX License Fee	13,443
Non-interested Directors' Fees and Expenses	10,529
Prepaid Insurance Expense	7,194
Total Expenses	$628,671
Net Income (Loss)	$(216,341,299)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/14	$868,617,805
Additions (42,100,000 Shares)	919,785,418
Withdrawals (13,300,000 Shares)	(294,382,051)
Net Income (Loss)	(216,341,299)

Net Asset Value End of Month	$1,277,679,873
Net Asset Value Per Share (63,400,000 Shares)	$20.15

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612